Exhibit 99.1

LIQUIDITY SERVICES ANNOUNCES FIRST QUARTER FISCAL YEAR 2024 FINANCIAL RESULTS

GMV Growth led by Public Sector and Industrial Clients

Double Digit Growth in Auction Participants Delivers Strong Recovery for Clients

Bethesda, MD - February 8, 2024 - Liquidity Services (NASDAQ:LQDT; www.liquidityservices.com), a leading global commerce company powering the circular economy, today announced its financial results for the quarter ended December 31, 2023, as compared to the corresponding prior year quarter:

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Gross Merchandise Volume (GMV) of $305.9 million, up 13%, and Revenue of $71.3 million, down 1%
•
GAAP Net Income of $1.9 million, down $2.1 million, and GAAP Diluted Earnings Per Share (EPS) of $0.06, down $0.06
•
Non-GAAP Adjusted EBITDA of $7.3 million, down $2.6 million, and Non-GAAP Adjusted EPS of $0.14, down $0.05
•
Cash balances of $107.0 million1 with zero financial debt
•
Financial results were within the Company's first quarter Business Outlook guidance range

"We recorded double digit organic growth in consolidated GMV this quarter led by our GovDeals segment which benefited from strong bidder engagement on our modernized GovDeals.com marketplace platform. Additionally, we recorded strong subscriber growth in our Machinio segment as customers continue to be delighted by our Machinio System dealer management software solutions which deliver outstanding ROI by automating and improving asset management, marketing and sales activities.

"Growth and profitability in our RSCG and CAG segments were impacted during the quarter by an inferior product mix and delays in selected international sales events at quarter end, respectively. However, we expect an improvement in our RSCG product mix as we enter the seasonally high fiscal second quarter, and most of the delayed projects in our CAG segment are expected to close during the fiscal second quarter resulting in the resumption of year-over-year growth.

"In support of our long term strategy, we continue to expand our market share in key segments and, on January 1, 2024, we acquired Sierra Auction, which strengthens and accelerates our position as the leading online platform for the sale of vehicles, equipment, and surplus assets by government and commercial sellers.

"We remain the trusted provider of choice for commercial and government clients in the circular economy and continue to deliver outstanding value for our customers. We look to capitalize on our strong buyer base and business pipeline across our business to deliver improved growth and profitability in our fiscal second quarter,” said Bill Angrick, Liquidity Services, CEO.

Recent Business Highlights

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Liquidity Services acquired Sierra Auction Management, Inc., a leading Arizona auctioneer of vehicles, equipment, and surplus assets for government and commercial organizations.
•
RSCG's AllSurplus Deals location in Pittston, Pennsylvania was featured by NBC Nightly News and CBS Inside Edition, showcasing the thousands of retail returns and overstock goods it processes every day.
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Machinio was selected by XCMG E-Commerce, an Asia-based multinational corporation, to facilitate the sale of more than 6,000 refurbished construction machinery assets as part of its ‘Reconditioned Machine’ refurbishment program, wherein used XCMG assets are collected and subject to a thorough reconditioning process before leveraging Machinio’s expansive global marketplace platform to remarket and extend the life of these assets.

First Quarter Financial Highlights

GMV for the fiscal first quarter of 2024 was $305.9 million, a 13% increase from $270.8 million in the first fiscal quarter of 2023.

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GMV in our GovDeals segment increased 18%, driven by increased availability of vehicles and real estate.
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GMV in our RSCG segment increased 3%, reflecting an increase in sell-in-place consignment solutions partially offset by an inferior product mix in certain full-service consignment and purchase programs.
•
GMV in our CAG segment increased 9%, driven by increases in its global energy, industrial and biopharma consignment categories.
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Consignment sales represented 89% of consolidated GMV for the first fiscal quarter of 2024.

Revenue for the fiscal first quarter of 2024 was $71.3 million, a 1% decrease from $72.3 million in the first fiscal quarter of 2023.

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Revenue in our GovDeals segment increased 17%, consistent with its increase in GMV.
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Revenue in our Machinio segment increased 18% due to increased subscriptions and pricing for its Machinio Advertising and Machinio System products.
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Revenue in our RSCG segment decreased 5%, as GMV growth in our consignment solutions, which provide for a lower revenue take-rate and lower overall costs, outpaced purchase programs.
•
Revenue in our CAG segment decreased 17% due to the prior year's large international spot purchase transactions and delayed projects at the end of the first quarter.

The changes in our profitability metrics reflect the decrease in our top-line results and annual increases in operating expenses, and resulted in:

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GAAP Net Income was $1.9 million, or $0.06 per share, for the fiscal first quarter of 2024, a decrease from $4.0 million, or $0.12 per share, for the same quarter last year.
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Non-GAAP Adjusted Net Income for the fiscal first quarter of 2024 was $4.3 million, or $0.14 per share, a decrease from $6.4 million, or $0.19 per share for the same quarter last year.
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Non-GAAP Adjusted EBITDA for the fiscal first quarter of 2024 was $7.3 million, a $2.6 million decrease from $9.8 million in the same quarter last year.

1 Includes $98.6 million of Cash and cash equivalents and $8.5 million of Short-term investments.

First Quarter Segment Financial Results

We present operating results for our four reportable segments: GovDeals, RSCG, CAG and Machinio. For further information on our reportable segments, including Corporate and elimination adjustments, see Note 13, Segment Information, to our quarterly report on Form 10-Q for the period ended December 31, 2023. Segment direct profit is calculated as total revenue less cost of goods sold (excluding depreciation and amortization).

Our Q1-FY24 segment results are as follows (unaudited, dollars in thousands):

	Three Months Ended December 31,
	2023	2022
GovDeals:
GMV	$190,408	$161,122
Total revenue	$15,900	$13,607
Segment direct profit	$15,056	$12,892
% of Total revenue	95%	95%

RSCG:
GMV	$66,561	$64,897
Total revenue	$43,721	$46,015
Segment direct profit	$14,112	$16,011
% of Total revenue	32%	35%

CAG:
GMV	$48,895	$44,756
Total revenue	$7,834	$9,393
Segment direct profit	$6,943	$8,502
% of Total revenue	89%	91%

Machinio:
GMV	$—	$—
Total revenue	$3,886	$3,283
Segment direct profit	$3,703	$3,120
% of Total revenue	95%	95%

Consolidated:
GMV	$305,864	$270,775
Total revenue	$71,325	$72,282

First Quarter Operational Metrics

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Registered Buyers — At the end of Q1-FY24, registered buyers, defined as the aggregate number of persons or entities who have registered on one of our marketplaces, totaled approximately 5.2 million, representing a 5% increase over the approximately 5.0 million registered buyers at the end of Q1-FY23.
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Auction Participants — Auction participants, defined as registered buyers who have bid in an auction during the period (a registered buyer who bids in more than one auction is counted as an auction participant in each auction in which he or she bids), was approximately 848,000 in Q1-FY24, a 14% increase from the approximately 744,000 auction participants in Q1-FY23.
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Completed Transactions — Completed transactions, defined as the number of auctions in a given period, were approximately 239,000 in Q1-FY24, a 12% increase from the approximately 214,000 completed transactions in Q1-FY23.

Second Quarter Business Outlook

Our expertise in diverse sectors, our strong buyer base across numerous asset categories, and our global reach are continuing to provide advantages to our clients as they navigate economic change and seek operational efficiencies.

Our fiscal second quarter 2024 guidance reflects sequential increases from our fiscal first quarter 2024 results, including an expected seasonal improvement for our RSCG segment during the post-holiday return season. Our fiscal second quarter 2024 guidance range reflects the potential for a new quarterly record for GMV at the mid-point of our guidance range with normalized growth in our profitability metrics. GovDeals and Machinio expect to continue with their solid year-over-year growth rates into the fiscal second quarter, including a modest uplift from the Sierra Auction acquisition in the GovDeals segment. CAG enters the fiscal second quarter with a robust pipeline, including from several large projects delayed from this past fiscal first quarter, that should drive both sequential and year-over-year growth. Compared to last year, RSCG expects continuing expansion of its lower-touch consignment programs while continuing to receive a higher mix of lower-value flows from certain seller programs. This may result in a lower revenue as a percent of GMV for the RSCG segment, yet with fiscal second quarter direct profit steady year-over-year. Operating expenses will increase slightly from the Sierra Auction acquisition and from continued investment in our sales and technology initiatives in support of our continuing marketplace enhancements for market share gains and long-term growth.

We currently anticipate our consolidated revenue as a percentage of GMV to reflect our growing consignment mix and remain in the low-to-mid twenty percent range, which can also vary based on our mix of asset categories. We expect our segment direct profits as a percentage of total revenues to increase year-over-year, while remaining a similar ratio as our fiscal first quarter 2024 results.

Our Q2-FY24 guidance is as follows:

GMV - We expect GMV to range from $320 million to $350 million.

GAAP Net Income - We expect GAAP Net Income to range from $3.0 million to $6.0 million.

GAAP Diluted EPS - We expect GAAP Diluted EPS to range from $0.09 to $0.19.

Non-GAAP Adjusted EBITDA -We expect Non-GAAP Adjusted EBITDA to range from $9.0 million to $12.0 million.

Non-GAAP Adjusted Diluted EPS - We expect Non-GAAP Adjusted EPS to range from $0.17 to $0.27.

Our Business Outlook includes forward-looking statements which reflect these trends and assumptions for Q2-FY24 as compared to the prior year's period:

Potential Impacts to GMV, Revenue, Segment Direct Profits, and ratios calculated using these metrics

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a longer-term trend of continued mix shift to the consignment model, which may lower revenue as a percent of GMV but can improve segment direct profit as a percentage of revenue;
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variability in the inventory product mix handled by our RSCG segment, which can cause a change in revenues and/or segment direct profit as a percentage of revenue, including variability from broader changes in consumer sentiment and demand, retailers increasing product flows to us on an episodic basis to solve capacity constraints at retailer warehouse or distribution centers and retailers decreasing product flows as they amend returns policies and/or solve capacity constraints and return more product to store shelves or fulfillment centers;
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as growth in the foreclosed real estate category within the GovDeals segment occurs, take rates as a percentage of GMV are expected to become lower without significantly affecting segment direct profit as a percentage of revenue. GMV from real estate transactions can be subject to significant variability due to changes that include postponements or cancellations of scheduled or expected auction events, the value of properties to be included in the auction event, and the value of the properties that may be withdrawn due to the property holder curing their delinquency or taking other legal actions to delay the sale of their property;
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continued variability in project size and timing within our CAG segment;
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continued growth and expansion resulting from the continuing acceleration of broader market adoption of the digital economy, particularly in our GovDeals and RSCG seller accounts and programs, including the execution by RSCG on its business plans for AllSurplus Deals and its expanded direct-to-consumer marketplace;
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continued growth in our Machinio advertising subscription service and acceptance of other Machinio service offerings;

Potential Impacts to Operating Expenses

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continued R&D spending to support omni-channel behavioral marketing, analytics, and buyer/seller payment optimization;

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spending in business development activities to capture market opportunities, targeting efficient payback periods;

Potential Impacts to GAAP Net Income and EPS and Non-GAAP Adjusted Net Income and Adjusted EPS

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our Q2-FY24 effective tax rate (ETR) is expected to range from approximately 21% to 27% and our full fiscal year FY24 ETR is expected to range from 26% to 32%. This range excludes any potential impacts from legislative changes to U.S. corporate tax rates that may be enacted; and potential impacts from items that have limited visibility and can be highly variable, including effects of stock compensation due to participant exercise activity and changes in our stock price. We are expecting an increase in cash paid for income taxes in the second half of FY24 as our remaining net operating loss carryforward position is used; and
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our diluted weighted average number of shares outstanding is expected to be approximately 32.0 million. As of December 31, 2023, we have $15.8 million in remaining authorization to repurchase shares of our common stock.

Reconciliation of GAAP to Non-GAAP Measures

Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA. Non-GAAP EBITDA is a supplemental non-GAAP financial measure and is equal to Net Income plus interest and other income, net; provision for income taxes; and depreciation and amortization. Our definition of Non-GAAP Adjusted EBITDA differs from Non-GAAP EBITDA because we further adjust Non-GAAP EBITDA for stock compensation expense, acquisition costs such as transaction expenses and changes in earn-out estimates, business realignment expenses, and goodwill, long-lived and other non-current asset impairment. A reconciliation of Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA is as follows:

	Three Months Ended December 31,
	2023	2022
Net income	$1,907	$3,967
Interest and other income, net[1]	(1,141)	(303)
Provision for income taxes	881	1,149
Depreciation and amortization	2,904	2,764
Non-GAAP EBITDA	$4,551	$7,577
Stock compensation expense	2,249	2,081
Acquisition costs and impairment of long-lived and other non-current assets[2]	451	184
Non-GAAP Adjusted EBITDA	$7,251	$9,842

1 Interest and other (income) expense, net, per the Consolidated Statements of Operations, excluding the non-service components of net periodic pension (benefit).

2 Acquisition costs and impairment of long-lived and other non-current assets are included in Other operating expenses, net on the Consolidated Statements of Operations.

Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Earnings Per Share. Non-GAAP Adjusted Net Income is a supplemental non-GAAP financial measure and is equal to Net Income plus stock compensation expense, acquisition related costs such as transaction expenses and changes in earn-out estimates, amortization of intangible assets, business realignment expenses, goodwill, long-lived and other non-current asset impairments, and the estimated impact of income taxes on these non-GAAP adjustments as well as non-recurring tax adjustments. Non-GAAP Adjusted Basic and Diluted Income Per Share are determined using Non-GAAP Adjusted Net Income. For Q1-FY24 and Q1-FY23, the tax rates used to estimate the impact of income taxes on the non-GAAP adjustments was 32% and 25%, respectively, based upon the GAAP effective tax rates for each period. A reconciliation of Net Income to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Basic and Diluted Income Per Share is as follows:

	Three Months Ended December 31,
	2023	2022
Net income	$1,907	$3,967
Stock compensation expense	2,249	2,081
Intangible asset amortization	846	982
Acquisition costs and impairment of long-lived and other non-current assets*	451	184
Income tax impact on the adjustment items	(1,121)	(805)
Non-GAAP Adjusted net income	$4,332	$6,409
Non-GAAP Adjusted basic earnings per common share	$0.14	$0.20
Non-GAAP Adjusted diluted earnings per common share	$0.14	$0.19
Basic weighted average shares outstanding	30,605,475	31,815,160
Diluted weighted average shares outstanding	31,938,342	32,937,600

* Acquisition related costs and impairment of long-lived and other non-current assets, which are excluded from Non-GAAP Adjusted Net Income, are included in Other operating expenses, net on the Consolidated Statements of Operations.

Conference Call Details

The Company will host a conference call to discuss these results at 10:30 a.m. Eastern Time today. Investors and other interested parties may access the teleconference by registering here to receive the dial-in number and unique conference pin. A live listen-only webcast of the conference call will be provided on the Company's investor relations website at https://investors.liquidityservices.com. An archive of the web cast will be available on the Company's website until February 8, 2025 at 11:59 p.m. Eastern Time. The replay will be available starting at 1:30 p.m. Eastern Time on the day of the call.

Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP measures of certain components of financial performance. These non-GAAP measures include earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance and prospects for the future. We use EBITDA and Adjusted EBITDA: (a) as measurements of operating performance because they assist us in comparing our operating performance on a consistent basis as they do not reflect the impact of items not directly resulting from our core operations; (b) for planning purposes, including the preparation of our internal annual operating budget; (c) to allocate resources to enhance the financial performance of our business; (d) to evaluate the effectiveness of our operational strategies; and (e) to evaluate our capacity to fund capital expenditures and expand our business. Adjusted Earnings (Loss) per Share is the result of our Adjusted Net Income (Loss) and diluted shares outstanding.

We prepare Non-GAAP Adjusted EBITDA by eliminating from Non-GAAP EBITDA the impact of items that we do not consider indicative of our core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. As an analytical tool, Non-GAAP Adjusted EBITDA is subject to all of the limitations applicable to Non-GAAP EBITDA. Our presentation of Non-GAAP Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by unusual or non-recurring items.

We believe these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of our core operating measures. In addition, because we have historically reported certain non-GAAP measures to investors, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. These measures should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation of all historical non-GAAP measures included in this press release, to the most directly comparable GAAP measures, may be found in the financial tables included in this press release.

We do not quantitatively reconcile our guidance ranges for our non-GAAP measures to their most comparable GAAP measures in the Business Outlook section of this press release. The guidance ranges for our GAAP and non-GAAP financial measures reflect our assessment of potential sources of variability in our financial results and are informed by our evaluation of multiple scenarios, many of which have interactive effects across several financial statement line items. Providing guidance for individual reconciling items between our non-GAAP financial measures and the comparable GAAP measures would imply a degree of precision and certainty in those reconciling items that is not a consistent reflection of our scenario-based process to prepare our guidance ranges. To the extent that a material change affecting the individual reconciling items between the Company’s forward-looking non-GAAP and comparable GAAP financial measures is anticipated, the Company has provided qualitative commentary in the Business Outlook section of this press release for your consideration. However, as the impact of such factors cannot be predicted with a reasonable degree of certainty or precision, a quantitative reconciliation is not available without unreasonable effort.

Supplemental Operating Data

To supplement our consolidated financial statements presented in accordance with GAAP, we use certain supplemental operating data as a measure of certain components of operating performance. We review GMV because it provides a measure of the volume of goods being sold in our marketplaces and thus the activity of those marketplaces. GMV and our other supplemental operating data, including registered buyers, auction participants and completed transactions, also provide a means to evaluate the effectiveness of investments that we have made and continue to make in the areas of seller and buyer support, value-added services, product development, sales and marketing and operations. Therefore, we believe this supplemental operating data provides useful information to both management and investors. In addition, because we have historically reported certain supplemental operating data to investors, we believe the inclusion of this supplemental operating data provides consistency in our financial reporting. This data should be considered in addition to financial information prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These statements include, but are not limited to, statements regarding the Company’s business outlook; expected future results; expected future effective tax rates; and trends and assumptions about future periods. You can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continues” or the negative of these terms or other comparable terminology. Our business is subject to a number of risks and uncertainties, and our past performance is no guarantee of our performance in future periods. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

There are several risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in our filings with the SEC from time to time, and include, among others: our ability to source sufficient assets from sellers to attract and retain active professional buyers; our need to successfully react to the increasing importance of mobile commerce and the increasing environmental and social impact aspects of e-commerce in an increasingly competitive environment for our business, including not only risks of disintermediation of our e-commerce services by our competitors but also by our buyers and sellers; our ability to timely upgrade and develop our technology systems, infrastructure and marketing and customer service capabilities at reasonable cost while maintaining site stability and performance to allow our operations to grow in both size and scope; our ability to attract, retain and develop the skilled employees that we need to support our business; retail clients investing in their warehouse operations capacity to handle higher volumes of online returns, resulting in retailers sending the Company a reduced volume of returns merchandise or sending us a product mix lower in value due to the removal of high value returns; system interruptions that could affect our websites or our transaction systems and impair the services we provide to our sellers and buyers; our ability to maintain the privacy and security of personal and business information amidst multiplying threat landscapes and in compliance with privacy and data protection regulations globally; the numerous factors that influence the supply of and demand for used merchandise, equipment and surplus assets; political, business, economic and other conditions in local, regional and global sectors; the operations of customers, project size and timing of auctions, operating costs, and general economic conditions; our ability to integrate acquired companies, and execute on anticipated business plans such as the efforts underway with local and state governments to advance legislation that allows for online auctions for foreclosed and tax foreclosed real estate; the continuing impacts of geopolitical events, including armed conflicts in Ukraine, in and adjacent to Israel, and elsewhere; and impacts from escalating interest rates and inflation on the our operations; the numerous government regulations of e-commerce and other services, competition, and restrictive governmental actions; the supply of, demand for or market values of surplus assets, such as shortages in supply of used vehicles; and other the risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2023, which are available on the SEC and Company websites. There may be other factors of which we are currently unaware or which we deem immaterial that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events.

About Liquidity Services

Liquidity Services (NASDAQ:LQDT) operates the world's largest B2B e-commerce marketplace platform for surplus assets with over $10 billion in completed transactions to more than five million qualified buyers and 15,000 corporate and government sellers worldwide. The company supports its clients' sustainability efforts by helping them extend the life of assets, prevent unnecessary waste and carbon emissions, and reduce the number of products headed to landfills.

Contact:

Investor Relations

investorrelations@liquidityservicesinc.com

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Par Value)

	December 31, 2023	September 30, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$98,557	$110,281
Short-term investments	8,480	7,891
Accounts receivable, net of allowance for doubtful accounts of $1,518 and $1,424	7,745	7,848
Inventory, net	14,465	11,116
Prepaid taxes and tax refund receivable	1,426	1,783
Prepaid expenses and other current assets	7,290	7,349
Total current assets	137,963	146,268
Property and equipment, net	16,774	17,156
Operating lease assets	9,052	9,888
Intangible assets, net	11,612	12,457
Goodwill	89,627	89,388
Deferred tax assets	6,439	7,050
Other assets	6,958	6,762
Total assets	$278,425	$288,970
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$32,389	$39,115
Accrued expenses and other current liabilities	17,413	23,809
Current portion of operating lease liabilities	4,009	4,101
Deferred revenue	4,474	4,701
Payables to sellers	48,811	48,992
Total current liabilities	107,096	120,718
Operating lease liabilities	5,828	6,581
Other long-term liabilities	122	137
Total liabilities	113,046	127,436
Commitments and contingencies (Note 12)
Stockholders’ equity:
Common stock, $0.001 par value; 120,000,000 shares authorized; 36,189,758 shares issued and outstanding at December 31, 2023; 36,142,346 shares issued and outstanding at September 30, 2023	36	36
Additional paid-in capital	268,096	265,945
Treasury stock, at cost; 5,501,737 shares at December 31, 2023, and 5,433,045 shares at September 30, 2023	(85,202)	(84,031)
Accumulated other comprehensive loss	(9,500)	(10,457)
Accumulated deficit	(8,051)	(9,958)
Total stockholders’ equity	165,379	161,533
Total liabilities and stockholders’ equity	$278,425	$288,970

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended December 31,
	2023	2022
Purchase revenues	$36,225	$38,634
Consignment and other fee revenues	35,100	33,648
Total revenue	71,325	72,282
Costs and expenses from operations:
Cost of goods sold (excludes depreciation and amortization)	31,526	31,773
Technology and operations	14,238	14,704
Sales and marketing	12,980	10,790
General and administrative	7,585	7,385
Depreciation and amortization	2,904	2,764
Other operating expenses, net	445	139
Total costs and expenses	69,678	67,555
Income from operations	1,647	4,727
Interest and other income, net	(1,141)	(389)
Income before provision for income taxes	2,788	5,116
Provision for income taxes	881	1,149
Net income	$1,907	$3,967
Basic income per common share	$0.06	$0.12
Diluted income per common share	$0.06	$0.12
Basic weighted average shares outstanding	30,605,475	31,815,160
Diluted weighted average shares outstanding	31,938,342	32,937,600

Liquidity Services and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

	Three Months Ended December 31,
	2023	2022
Operating activities
Net income	$1,907	$3,967
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,904	2,764
Stock compensation expense	2,249	2,081
Provision for doubtful accounts	101	15
Deferred tax expense	612	1,181
Gain on disposal of property and equipment	(14)	(45)
Changes in operating assets and liabilities:
Accounts receivable	64	3,954
Inventory	(3,266)	(4,680)
Prepaid taxes and tax refund receivable	358	(202)
Prepaid expenses and other assets	40	(999)
Operating lease assets and liabilities	(10)	(65)
Accounts payable	(6,757)	(10,416)
Accrued expenses and other current liabilities	(6,422)	(1,744)
Deferred revenue	(227)	(417)
Payables to sellers	(412)	(5,935)
Other liabilities	—	(120)
Net cash used in operating activities	(8,873)	(10,659)
Investing activities
Purchases of property and equipment, including capitalized software	(1,731)	(1,212)
Purchase of short-term investments	(2,369)	(1,847)
Maturities of short-term investments	1,986	—
Other investing activities, net	31	44
Net cash used in investing activities	(2,083)	(3,015)
Financing activities
Common stock repurchases	(1,168)	(7,199)
Taxes paid associated with net settlement of stock compensation awards	(225)	(244)
Payments of the principal portion of finance lease liabilities	(26)	(25)
Proceeds from exercise of stock options, net of tax	127	496
Net cash used in financing activities	(1,292)	(6,972)
Effect of exchange rate differences on cash and cash equivalents	524	690
Net decrease in cash and cash equivalents	(11,724)	(19,956)
Cash and cash equivalents at beginning of period	110,281	96,122
Cash and cash equivalents at end of period	$98,557	$76,166
Supplemental disclosure of cash flow information
Cash (received) paid for income taxes, net	$(117)	$159